EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

I, David M. Morse, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Location Based Technologies, Inc. (the “Company”) on Form 10-K for the year ended August 31, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of the Company.

Date: January 17, 2013	By:	/s/ David M. Morse
Name: David M. Morse
Co-President and Chief Executive Officer

I, Kenneth Eric Fronk, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Report of Location Based Technologies, Inc. (the “Company”) on Form 10-K/A for the year ended August 31, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of the Company.

Date: January 17, 2013	By:	/s/ Kenneth Eric Fronk
Kenneth Eric Fronk
Chief Financial Officer